UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2013

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2013, Bruce Sabacky resigned his position as Chief Technology Officer of the Company. He is expected to remain an employee in the near future.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 4, 2013, the Company held an annual meeting of stockholders (the “Meeting”). The stockholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1.              The following persons were elected to serve as directors, each to serve until the next annual meeting of stockholders of the Company or until their respective successor shall have been duly elected, unless they are earlier resign or are removed:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Yincang Wei	6,499,153	140,423	2,319,284
Guohua Sun	6,498,976	140,600	2,319,284
Yuhong Li	6,605,900	33,676	2,319,284
Richard W. Lee	6,577,939	61,637	2,319,284
Zhigang Zhao	6,579,778	59,798	2,319,284
Dr. Chin Chuen Chan	6,581,090	58,486	2,319,284
Guohua Wei	6,578,783	60,793	2,319,284
Eqbal Al Yousuf	6,605,357	34,219	2,319,284
Jun Liu	6,499,266	140,310	2,319,284

2.              The proposal to appoint Crowe Horwath LLP as the independent public accounting firm of the Company for the fiscal year ending December 31, 2013 and to authorize the Audit Committee of the Board to fix their remuneration was approved based upon the following vote:

Votes For	8,880,404
Votes Against	44,743
Abstain	33,713
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: December 6, 2013	By	/s/ Paula Conroy
Paula Conroy, Chief Financial Officer

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